                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  VIVUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  VIVUS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 8, 1999

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VIVUS, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, June 8, 1999, at 10:00 a.m., local time, at the Company's principal executive offices which are located at 605 East Fairchild Drive, Mountain View, California 94043 for the following purposes:

          1. To elect six directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

          2. To confirm the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 1999.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     These items of business are more fully described in the Proxy Statement accompanying this notice.

     Only stockholders of record at the close of business on April 12, 1999 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

                                          By order of the Board of Directors

                                          Leland F. Wilson
                                          President and Chief Executive Officer

Mountain View, California
April 28, 1999

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                  VIVUS, INC.

                            PROXY STATEMENT FOR 1999
                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of VIVUS, Inc., a Delaware corporation (the "Company" or "VIVUS"), for use at the Annual Meeting of Stockholders to be held on Tuesday, June 8, 1999, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices which are located at 605 East Fairchild Drive, Mountain View, California 94043. The Company's telephone number at that address is (650) 934-5200.

     These proxy solicitation materials were mailed on or about April 28, 1999 to all stockholders entitled to vote at the meeting.

SHARE OWNERSHIP

     Stockholders of record at the close of business on April 12, 1999 are entitled to notice of the Annual Meeting of its Stockholders and to vote at the meeting. At the record date, 31,946,800 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 807 stockholders.

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of April 1, 1999 by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, (iii) the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers serving in that capacity as of December 31, 1998, and (iv) all directors and executive officers as a group.

                                                           SHARES BENEFICIALLY
                                                                 OWNED(1)
               FIVE PERCENT STOCKHOLDERS,                  --------------------
            DIRECTORS AND EXECUTIVE OFFICERS                NUMBER      PERCENT
            --------------------------------               ---------    -------
Leland F. Wilson(2)......................................  1,296,298     4.06%
Virgil A. Place, M.D.(3).................................    848,574     2.66%
Brian H. Dovey(4)........................................     42,427        *
Linda Jenckes(5).........................................     28,500        *
Joseph E. Smith(6).......................................     16,000        *
Neil Gesundheit, M.D.(7).................................    211,017        *
Carol D. Karp(8).........................................     26,479        *
Terry M. Nida(9).........................................    171,114        *
Mario M. Rosati..........................................      5,891        *
Mark B. Logan............................................       None      N/A
Linda M. Shortliffe, M.D.................................       None      N/A
All directors and executive officers as a group
  (11 persons)(10).......................................  2,646,300     8.28%

---------------
  *  Less than 1%

 (1) Applicable percentage ownership based on 31,946,800 shares of Common Stock as of April 1, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange

     Commission. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after April 1, 1999 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

 (2) Includes 814,457 shares subject to options exercisable within 60 days of April 1, 1999.

 (3) Includes 26,600 shares held by Dr. Place as Custodian for V. Aristophanes Kamehameha A.H. Place under the Hawaii Uniform Transfers to Minors Act, and 3,125 shares subject to options exercisable within 60 days of April 1, 1999.

 (4) Includes 41,150 shares subject to options exercisable within 60 days of April 1, 1999.

 (5) Includes 28,500 shares subject to options exercisable within 60 days of April 1, 1999.

 (6) Includes 16,000 shares subject to options exercisable within 60 days of April 1, 1999.

 (7) Includes 119,660 shares subject to options exercisable within 60 days of April 1, 1999.

 (8) Includes 25,479 shares subject to options exercisable within 60 days of April 1, 1999.

 (9) Includes 158,672 shares subject to options exercisable within 60 days of April 1, 1999.

(10) Includes 1,207,403 shares subject to options exercisable within 60 days of April 1, 1999, held by the Company's directors and executive officers as a group.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each share of Common Stock outstanding on the record date is entitled to one vote.

     The cost of soliciting proxies will be borne by the Company. The Company may elect to retain the services of an outside company to solicit proxies, for which the Company estimates that it would pay a fee not to exceed $5,000. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

RECORD DATE; QUORUM; REQUIRED VOTE

     The holders of Common Stock of record at the close of business on April 12, 1999 are entitled to vote at the Annual Meeting. As of April 12, 1999, 31,946,800 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote. Stockholders will not be entitled to cumulate their votes in the election of directors.

     The presence, in person or by proxy, of stockholders entitled to vote at least a majority of the shares of Common Stock issued and outstanding as of April 12, 1999 constitutes a quorum for adopting the proposals at the Annual Meeting. A plurality of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the election of directors is required for the election of directors. In the other proposals, the affirmative vote of the majority of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the proposals is required for approval.

     Under the Delaware General Corporation Law, abstentions and broker "non-votes" are treated as shares that are entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal or has not received voting instructions from the beneficial owner.

     Abstentions are treated as shares that are present at the Annual Meeting, but not as an affirmative vote on any matter submitted to the stockholders for a vote. Thus, abstentions are included in the tabulation of the voting results on the proposals requiring an affirmative vote of a majority of the shares present at the Annual Meeting and, therefore, have the effect of votes in opposition. On the contrary, broker "non-votes" are not treated as shares that are present at the Annual Meeting. Thus, broker "non-votes" are not included in the tabulation of the voting results on the proposals requiring an affirmative vote of a majority of the shares present at the Annual Meeting and, therefore, do not have the effect of votes in opposition in such tabulations.

     Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR the ratification of the appointment of Arthur Anderson LLP, and as the proxy holders deem advisable, on other matters that may come before the meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders who intend to present a proposal for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Stockholders must submit the proposal to the Company no later than December 31, 1999. Stockholders who intend to present a proposal at the 2000 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials for the 2000 Annual Meeting are required to provide notice of such proposal to the Company no later than thirty-five (35) days nor more than sixty (60) days prior to the 2000 Annual Meeting of Stockholders. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

NOMINEES

     A board of six directors is to be elected at the Annual Meeting of Stockholders. The Company's Bylaws authorize a board of five to seven directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible.

     The nominees, and certain information about them as of April 1, 1999, are set forth below.

                                                                                       DIRECTOR
           NAME OF NOMINEE             AGE                  POSITION                    SINCE
           ---------------             ---                  --------                   --------
Virgil A. Place, M.D. ...............  74    Chairman of the Board and Chief             1991
                                             Scientific Officer
Leland F. Wilson.....................  54    President and Chief Executive Officer       1991
Joseph E. Smith(1)(3)................  60    Director                                    1997
Mario M. Rosati(2)...................  52    Secretary and Director                      1999
Mark B. Logan(2).....................  60    Director                                    1999
Linda M. Shortliffe, M.D. ...........  50    None                                          --

---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

(3) Member of Nominating Committee

     All directors hold office until the next Annual Meeting of Stockholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board. There are no family relationships between any of the directors or executive officers of the Company.

     VIRGIL A. PLACE, M.D. is the founder of VIVUS and has been its Chief Scientific Officer and Chairman of the Board since the Company was formed in April 1991. Before joining VIVUS, Dr. Place was Principal Scientist and held a variety of executive positions including Vice President of Medical and Regulatory Affairs at ALZA Corporation ("Alza") from 1969 to 1993. In addition, Dr. Place served nine years on the Alza Board of Directors. He received a B.A. in Chemistry from Indiana University and an M.D. from Johns Hopkins University. He is Board Certified in Internal Medicine, with specialty training at Mayo Clinic.

     LELAND F. WILSON has been President and a director of VIVUS since April 1991 and Chief Executive Officer since November 1991. Prior to joining VIVUS, Mr. Wilson was Vice President of Marketing and Corporate Development of Genelabs Technologies, Inc. from 1989 to 1991. Mr. Wilson was Group Product Director, later promoted to Director of Marketing at LifeScan, a Johnson & Johnson company, from 1986 to 1989. From 1973 to 1986, Mr. Wilson served in several research, marketing and sales positions for Syntex Research and Syntex Laboratories, Inc. Mr. Wilson received a B.S. and an M.S. from Pennsylvania State University.

     JOSEPH E. SMITH has been a director of VIVUS since June 1997. Mr. Smith served as Corporate Vice President with Warner-Lambert Company from March 1989 until he retired in September 1997. His responsibilities at Warner-Lambert included President of Pharmaceuticals and President of Shaving Products. Mr. Smith is a director of Boren, Lepore, Inc., a company that provides promotional, marketing and educational services to the pharmaceutical industry, Roberts Pharmaceutical Corporation, Avanir

Pharmaceuticals, and Sensus Drug Development Corporation, a privately-held biotechnology company. Mr. Smith earned his MBA degree from the Wharton School of the University of Pennsylvania.

     MARIO M. ROSATI has been a director of VIVUS since March 1999, and has been the Secretary of VIVUS since April 1991. For more than the past five years, he has been a member of Wilson Sonsini Goodrich & Rosati, a law firm that provides counsel to the Company. Mr. Rosati is also a director of Genus, Inc., a manufacturer of semiconductor equipment, Ross Systems, Inc., a software applications company, Meridian Data, Inc., a network server company, and Sanmina Corporation, an electronics contract manufacturer.

     MARK B. LOGAN has been a director of VIVUS since March 1999. Since August 1997, Mr. Logan has served as a director of Abgenix, Inc., a biopharmaceutical company. Mr. Logan has served as the Chairman of the Board, President and Chief Executive Officer of VISX, Incorporated, a medical device company, since 1994. From January 1992 to October 1994, he was Chairman of the Board and Chief Executive Officer of INSMED Pharmaceuticals, Inc., a pharmaceutical company. Previously, Mr. Logan held several senior management positions at Baush & Lomb, Inc., a medical products company, including Senior Vice President, Healthcare and Consumer Group and also served as member of its board of directors. Mr. Logan received a B.A. from Hiram College and P.M.D. from Harvard Business School.

     LINDA M. DAIRIKI SHORTLIFFE, M.D., is a nominee for the Board of Directors of the Company. Dr. Shortliffe has been a professor at Stanford University School of Medicine since 1993 and Chair of the Urology Department since 1995. Dr. Shortliffe is also the Chief of Pediatric Urology of the Lucile Salter Packard Children's Hospital since 1991. Dr. Shortliffe is a Fellow of the American College of Surgeons and the American Academy of Pediatrics and has also served as a member of the special grants review committee for the National Institute of Health. Dr. Shortliffe has authored numerous publications and her works appear in several prominent medical journals. Dr. Shortliffe received a BA from Radcliffe College and her M.D. from Stanford University.

REQUIRED VOTE

     The six nominees receiving the highest number of the affirmative votes of the Votes Cast will be elected as directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES.

BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

     The Board held ten meetings and acted by unanimous written consent once during fiscal 1998. The Compensation Committee held seven meetings during fiscal 1998. The Audit Committee held four meetings during fiscal 1998. No nominee who was a director during fiscal 1998 attended fewer than 75% of the meetings of the Board and Committees of which they were members.

     The Board has a Compensation Committee that makes recommendations concerning salaries and incentive compensation for employees of the Company. During fiscal 1998, the Compensation Committee consisted of Richard L. Casey, Elizabeth A. Fetter and director Smith. The Board has an Audit Committee that reviews the results and scope of the audit and other services provided by the Company's independent auditors. During fiscal 1998, the Audit Committee consisted of directors Dovey and Jenckes, both of whom are not seeking re-election to the Board. The Company also has a Nominating Committee that makes recommendations on membership and composition of the Board. During fiscal 1998, the Nominating Committee consisted of directors Dovey and Smith.

     The directors are reimbursed for travel and related expenses incurred by them in attending meetings. Directors who are not employees of the Company ("Outside Directors") will be paid an annual retainer of $10,000 and a fee of $1,000 per quarter for attending board meetings.

     The Company's 1994 Director Option Plan provides that each new Outside Director that joins the Board will automatically be granted an option at fair market value to purchase 32,000 shares of Common Stock upon the date on which such person first becomes an Outside Director. These options vest at a rate of 25% per year following the date of grant so long as the optionee remains a director of the Company. It also provides for the grant of options to Outside Directors pursuant to a nondiscretionary, automatic grant mechanism, whereby each Outside Director is granted an option at fair market value to purchase 8,000 shares on the date of each Annual Meeting of Stockholders, provided such director is reelected. These shares vest at the rate of 12.5% per month following the date of grant so long as the optionee remains a director of the Company.

EXECUTIVE OFFICERS

     The executive officers of the Company and certain information about them as of April 1, 1999 are listed below:

                NAME                   AGE                      POSITION
                ----                   ---                      --------
Virgil A. Place, M.D. ...............  74    Chairman of the Board and Chief Scientific
                                             Officer
Leland F. Wilson.....................  54    President, Chief Executive Officer and
                                             Director
Neil Gesundheit, M.D. ...............  46    Vice President, Clinical Research and Chief
                                             Medical Officer
Carol D. Karp........................  46    Vice President, Regulatory Affairs
Terry M. Nida........................  50    Vice President, Worldwide Marketing and
                                             Corporate Development
Richard Walliser.....................  55    Vice President, Finance and Chief Financial
                                             Officer

     MR. WILSON'S and DR. PLACE'S backgrounds are summarized previously under "Election of Directors".

     NEIL GESUNDHEIT, M.D., M.P.H. has been Vice President, Clinical Affairs and Chief Medical Officer for VIVUS since September 1997 and August 1998, respectively. From January 1994 to September 1997, Dr. Gesundheit was Vice President, Clinical and Regulatory Affairs. Prior to joining VIVUS, Dr. Gesundheit was Associate Director of Clinical Research (Endocrinology) at Genentech, Inc. from 1989 to 1993. He received an A.B. from Harvard University, an M.P.H. from the University of California at Berkeley, and an M.D. from the University of California at San Francisco. Dr. Gesundheit is Board Certified in Internal Medicine and in the subspecialty of Endocrinology and Metabolism.

     CAROL D. KARP has been Vice President, Regulatory Affairs for VIVUS since September 1997. Prior to joining VIVUS, Ms. Karp served as Executive Director, Regulatory Affairs for Cygnus, Inc. from June 1994 to August 1997. From February 1993 to August 1994, Ms. Karp served as Director, Regulatory Affairs for Cygnus Therapeutic Systems. Ms. Karp held various positions in regulatory affairs at Janssen Pharmaceutica, a Johnson & Johnson company from 1979 to 1989. She received a B.A. in Biology from the University of Rochester and has completed postgraduate studies in Biochemistry at New York University.

     TERRY M. NIDA has been Vice President, Worldwide Marketing and Corporate Development for VIVUS since August 1998. From November 1995 to August 1998, Mr. Nida was Vice President, Europe and effective March 28, 1996 was appointed an executive officer. Prior to joining VIVUS, Mr. Nida was Vice President, Sales, Marketing and Business Development at Carrington Laboratories, with responsibility for all sales, marketing and business development activities. Mr. Nida was Senior Director, Worldwide Sales, Marketing and Business Development for Centocor, Inc. from 1993 to 1994, and Director of Sales and Marketing in Europe for Centocor, Inc. from 1990 to 1993. He received a B.A. in English and his Masters in Administration of Justice from Wichita State University.

     RICHARD WALLISER has been Vice President, Finance and the Chief Financial Officer for VIVUS since January 1999, after serving 4 months as the interim Chief Financial Officer of the Company. Prior to joining VIVUS, Mr. Walliser served as a consultant for The Brenner Group, a consulting firm specializing in providing Interim Chief Financial Officers, and as the Chief Financial Officer at Gyration, Inc, a high technological gyroscope design company for consumer applications. From 1989 to 1999, Mr. Walliser also consulted to several high technology companies including Federal Technology, Microdyne, Productivity

Training, and Advance Micro Devices. From 1982 to 1989, Mr. Walliser was the Vice President of Finance and Administration for Novell. He received a B.S. Degree in Management from Arizona State University and his Masters in Business Administration from the University of Southern California.

CERTAIN TRANSACTIONS AND REPORTS

     The Company's founding scientist, Chairman of the Board and Chief Scientific Officer, Virgil A. Place, M.D., invented the Company's transurethral system for erection (MUSE) while serving as Alza's Executive Director of Medical and Regulatory Affairs. Dr. Place formed VIVUS in April 1991 to further develop the MUSE technology. In August 1991, Dr. Place entered into a letter agreement with Alza covering the MUSE technology. This was superseded by an assignment agreement between Alza and the Company that was executed on December 31, 1993. The assignment agreement provides for the assignment by Alza of patent applications related to the MUSE technology. In consideration of the rights granted to the Company under the assignment agreement, the Company issued shares of Common Stock to Alza and is required to pay certain royalties on the sale of any products for the transurethral treatment of erectile dysfunction. To maintain exclusive rights beyond December 31, 1998, the Company issued an additional 200,000 shares of Common Stock to Alza in May 1996.

     In July 1998, the Board of Directors approved a Change of Control Agreement for all senior executives. The Change of Control Agreement was adopted immediately following the reorganization and the subsequent downsizing of all locations where the Company conducts business. The Change of Control Agreement recognizes that there may be periods where another company or other entity considers the possibility of acquiring the Company or that a change in the management of the Company may otherwise occur (collectively, "a Change of Control"), with or without the approval of the Company's Board of Directors. The Change of Control Agreement recognizes that such an event may cause a distraction to employees, which may in turn, cause employees to consider alternative employment opportunities. The Board determined that it was in the best interest of the Company to give such employees an incentive to continue his or her employment during periods where the threat or occurrence of a Change of Control may exist. The Change of Control Agreements are discussed in more detail subsequently under "Executive Compensation."

FILING OF REPORTS BY DIRECTORS AND OFFICERS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file certain reports of ownership with the SEC and with the National Association of Securities Dealers. Such officers, directors and stockholders are also required by SEC rules to provide the Company with copies of all Section 16(a) forms that they file. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that, during the period from January 1, 1998 to December 31, 1998, its executive officers, directors and ten percent stockholders filed all required Section 16(a) reports on a timely basis.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

     Summary Compensation Table. The following table sets forth the compensation paid by the Company during the fiscal years ended December 31, 1998, 1997 and 1996 to the Chief Executive Officer and its four other most highly compensated executive officers:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                              ANNUAL COMPENSATION         COMPENSATION         ALL OTHER
       NAME AND PRINCIPAL         FISCAL    -----------------------   SECURITIES UNDERLYING   COMPENSATION
            POSITION               YEAR     SALARY($)(1)   BONUS($)        OPTIONS(#)             ($)
       ------------------         ------    ------------   --------   ---------------------   ------------
Leland F. Wilson................   1998          319,032        --           829,998(2)
  President and Chief              1997          310,000   139,500(3)        100,000
  Executive Officer                1996          282,983        --            89,998
Neil Gesundheit, M.D............   1998          212,629        --           218,936(4)
  Vice President, Clinical         1997          209,777    54,542(3)         35,000
  Research and Chief Medical
  Officer                          1996          192,352        --            40,000
Virgil A. Place, M.D............   1998          163,635        --            40,000
  Chief Scientific Officer         1997          221,537    52,000(3)             --
                                   1996          214,778        --                --
Terry M. Nida...................   1998          192,938        --           258,750(5)          33,120(6)
  Vice President, Worldwide        1997          182,965    46,000(3)         26,250             45,124(6)
  Marketing and Corporate          1996          173,817        --            30,000             64,950(7)
  Development
Carol D. Karp...................   1998          164,764(9)      --          115,625(8)              --
  Vice President, Regulatory       1997           52,820    53,200(9)         63,125                 --
  Affairs                          1996               --        --                --

---------------
(1) All named executive officers, except for Dr. Place who elected to take an annual salary reduction to $14,000 (equivalent to the annual fees paid to outside directors) effective as of on October 1, 1998, elected to defer a portion of their salary beginning in the third quarter of 1998. Therefore, amounts reported under the "Salary" column for 1998 include amounts earned in 1998 but not yet paid. The salary deferral is discussed in more detail under "Executive Salary Deferral" below.

(2) Consists of 150,000 shares underlying an option granted in December 1998 and 679,998 shares underlying options granted prior to 1998 that were cancelled and re-granted in connection with the repricing -- see "Report of the Compensation Committee -- stock option repricing".

(3) This bonus was earned in fiscal 1997 but paid in February 1998.

(4) Consists of 52,500 shares underlying an option granted in December 1998 and 166,436 shares underlying options granted prior to 1998 that were cancelled and re-granted in connection with the repricing -- see "Report of the Compensation Committee -- stock option repricing".

(5) Consists of 52,500 shares underlying an option granted in December 1998 and 206,250 shares underlying options granted prior to 1998 that were cancelled and re-granted in connection with the repricing -- see "Report of the Compensation Committee -- stock option repricing".

(6) Amounts received for housing and automobile allowance.

(7) Includes $34,950 for housing and automobile allowance and $30,000 for relocation allowance.

(8) Consists of 52,500 shares underlying an option granted in December 1998 and 63,125 shares underlying options granted prior to 1998 that were cancelled and re-granted in connection with the repricing -- see "Report of the Compensation Committee -- stock option repricing".

(9) This bonus was made up of a sign-on bonus of $30,000 and a performance bonus of $23,200 which was earned in fiscal 1997 but paid in February 1998.

     Employment Agreements. There are no employment agreements between the Company and any of its executive officers, except that Leland F. Wilson is entitled to severance pay of four months salary, in the event of termination of employment without cause.

     Executive Salary Deferral. Beginning on September 16, 1998, all named executive officers, except for Dr. Place who elected to reduce his annual salary to $14,000 effective as of October 1, 1998, voluntarily elected to defer a portion of their salaries as a result of the major restructuring of the Company. Therefore, amounts reported as salary in annual compensation for 1998 in the Summary Compensation Table above, include amounts earned in 1998 and not yet paid in accordance with this voluntary deferral of salary. The salary deferral will cease when the Company is profitable in the determination of the Chief Financial Officer of the Company but in no event prior to March 31, 1999. In fiscal 1998, Mr. Wilson elected to defer $26,250 in salary, Dr. Gesundheit elected to defer $11,223 in salary, Mr. Nida elected to defer $9,647 in salary, and Ms. Karp elected to defer $6,180 in salary. As noted previously, Dr. Place elected to reduce his annual compensation on October 1, 1998 to $14,000, the amount equivalent to the annual fees paid to outside directors of the Company.

     Change of Control Agreements. On July 8, 1998, the Company entered into Change of Control Agreements with Leland F. Wilson, Neil Gesundheit, Terry M. Nida and Carol D. Karp (collectively, the "Executive Officers") containing the same terms and conditions. Upon the involuntary termination of an Executive Officer's employment without cause in connection with a change of control, the Executive Officer is entitled to receive the following benefits:

     (1) Monthly severance payments for twenty-four (24) months following the effective date of termination equal to the monthly salary that the Executive Officer was receiving immediately prior to the change of control;

     (2) Monthly severance payments equal to one-twelfth ( 1/12) of the Executive Officer's target bonus for the fiscal year in which the termination occurs;

     (3) Pro-rated amount of the Executive Officer's target bonus for the fiscal year in which the termination occurs, calculated based on the number of months during such fiscal year that the Executive Officer was employed by the Company;

     (4) Continuation of benefits through the end of the severance period that are identical to those the Executive Officer was entitled to immediately prior to the Change of Control; and

     (5) Outplacement services not to exceed Twenty thousand dollars
         ($20,000.00).

STOCK OPTION INFORMATION

     Option Grants in Last Fiscal Year. The following table sets forth certain information for the year ended December 31, 1998, with respect to each grant of stock options to the individuals named in the Summary Compensation Table:

                             OPTION GRANTS IN 1998

                                              INDIVIDUAL GRANTS
                              --------------------------------------------------
                                           % OF TOTAL                               POTENTIAL REALIZABLE VALUE
                                            OPTIONS                                 AT ASSUMED ANNUAL RATES OF
                              NUMBER OF    GRANTED TO                              STOCK PRICE APPRECIATION FOR
                              UNDERLYING   EMPLOYEES     EXERCISE                       OPTION TERM($)(4)
                               OPTIONS     IN FISCAL     PRICE PER    EXPIRATION   ----------------------------
            NAME              GRANTED(1)    YEAR(2)     SHARE($)(3)      DATE           5%             10%
            ----              ----------   ----------   -----------   ----------   ------------    ------------
Leland F. Wilson............   150,000       14.24%       2.6875       12/08/09     253,523.15      642,477.43
Neil Gesundheit, M.D........    52,500        4.98%       2.6875       12/08/09      88,733.10      224,867.10
Virgil A. Place, M.D........    40,000        3.80%       2.6875       12/08/09      67,606.17      171,327.31
Terry M. Nida...............    52,500        4.98%       2.6875       12/08/09      88,733.10      224,867.10
Carol D. Karp...............    52,500        4.98%       2.6875       12/08/09      88,733.10      224,867.10

---------------
(1) The stock options granted in 1998 are generally exercisable starting one year after the date of grant, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 1/48 of the total number of option shares becoming exercisable at the end of each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

(2) Based on an aggregate of 1,053,338 options granted in 1998, including options granted to the individuals named in the Summary Compensation Table above.

(3) Options are granted at an exercise price equal to the closing market per share price on the date of grant.

(4) In accordance with the rules of the SEC, shown are the gains or "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End
Values. The following table sets forth certain information concerning the stock options exercised by the executive officers named in the Summary Compensation Table during the year ended December 31, 1998 and the value of unexercised stock options held by such individuals at the end of the year.

          AGGREGATE OPTION EXERCISES IN 1998 AND 1998 YEAR-END VALUES

                                                                                        VALUE OF UNEXERCISED
                                                            NUMBER OF SECURITIES            IN-THE-MONEY
                                                           UNDERLYING UNEXERCISED            OPTIONS AT
                            NUMBER OF        VALUE               OPTIONS AT               DECEMBER 31, 1998
                              SHARES        REALIZED        DECEMBER 31, 1998(#)               ($)(1)
                             ACQUIRED         UPON       ---------------------------    ---------------------
          NAME             ON EXERCISE    EXERCISE($)    EXERCISABLE   UNEXERCISABLE
          ----             ------------   ------------   -----------   -------------
Leland F. Wilson.........         --                --     254,668       829,998(2)     494,436.70         --
Neil Gesundheit, M.D.....     10,000        136,250.00      42,750       218,936(3)      62,791.20         --
Virgil A. Place, M.D.....    146,875      1,009,765.63       3,125          40,000              --         --
Terry M. Nida............         --                --          --       258,750(4)             --         --
Carol D. Karp............         --                --          --       115,625(5)             --         --

---------------
(1) Based upon a fair market value of $2.5938 per share as of December 31, 1998 less the exercise price per share.

(2) Includes 525,000 shares which are vested but not exercisable due to "Blackout" period for repriced options.

(3) Includes 105,394 shares which are vested but not exercisable due to "Blackout" period for repriced options.

(4) Includes 137,186 shares which are vested but not exercisable due to "Blackout" period for repriced options.

(5) Includes 18,906 shares which are vested but not exercisable due to "Blackout" period for repriced options.

                         COMPENSATION COMMITTEE REPORT

     The following report is provided to stockholders by the members of the Compensation Committee of the Board of Directors.

GENERAL

     Since VIVUS' initial public offering in April 1994, the Compensation Committee (the "Committee") of the Board has administered the Company's management compensation policies and plans. The Committee is a standing committee comprised of outside Directors. The Committee determines the annual base salary for each executive officer, including the Chief Executive Officer ("CEO"), and the criteria under which cash incentive bonuses, if any, may be paid. The Committee also exercises the authority to grant options under the Company's 1991 Incentive Stock Plan and other equity incentive plans.

COMPENSATION VEHICLES

     In the first half of fiscal 1998, the Company's cash- and equity-based compensation program focused on attracting and retaining key employees to work in a rapidly developing public company. During the second half of fiscal 1998, the Company focused on cash and equity-based compensation programs focused on retaining key employees that were necessary to maintain normal business conditions following the restructuring of the Company in July and September and subsequent downsizing of the business. The Committee approved a Change of Control Agreement for remaining officers and a Retention Incentive Bonus for all employees.

     Cash Compensation. Before determining the compensation with respect to executive officers, the Committee's policy is to review base salaries proposed by the CEO and evaluate each executive officer's experience and proposed responsibilities and the salaries of similarly situated executives, including a comparison to base salaries for comparable positions at other companies. In determining its recommendations for adjustments to officers' base salaries, the Committee's policy is to focus primarily on the officers' contributions towards the Company's success in moving toward its long-term goals during the fiscal year and the quality of the services rendered by the officers. Based on the overall performance of the Company during fiscal 1998 and as a result of the reorganization of the Company, the Committee adopted a Salary Deferral Program for all officers of the Company. As previously noted, the Salary Deferral Program shall continue until the Company is profitable in the determination of the Chief Financial Officer of the Company but in no event prior to March 31, 1999. In recommending the CEO's fiscal 1999 salary, the Committee used the same criteria it applies to other officers. Based on the overall performance of the Company during fiscal 1998 and as a result of the reorganization of the Company, the Committee agreed to include the CEO in the Salary Deferral Program. However, the Committee approved a stock option grant for the CEO in recognition of taking measures designed to make the Company to profitable. No cash bonuses were earned for fiscal 1998.

     Stock Option Program. The Committee grants options as an incentive to employees who are expected to contribute materially to the Company's future success. The Committee believes stock options encourage the achievement of superior results over time and align employee and stockholder interests. The option program incorporates four-year vesting periods to encourage employees to continue in the Company's employ. In fiscal 1998, the Company continued its policy of granting stock options to all new employees, and granted additional stock options to employees who had made exceptional contributions to the Company's development.

     The Committee approved initial stock option grants for all officers in connection with commencement of the officer's employment. These stock option grants were based primarily on the scope of the officer's responsibilities at VIVUS, the cash compensation that the officer had received in his prior employment and the cash compensation proposed to be paid by the Company. With the Board's approval, additional options were granted in some cases in light of the individual's achievement of specific goals set jointly by the officer and the CEO, and the individual's level of vested and unvested options.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the tax deduction to $1 million for compensation paid to its five most highly compensated executive officers, unless certain requirements are met. One requirement is that the Committee consist entirely of outside directors as defined in the Code, and VIVUS's Committee meets this requirement. Another requirement is that compensation over $1 million must be based upon Company attainment of pre-established, objective performance goals. VIVUS believes that all compensation paid to its five most highly compensated executive officers in fiscal 1998 is fully deductible. The Committee's present intention is to comply with the requirements of Section 162(m) unless and until the Committee determines that compliance would not be in the best interest of VIVUS and its stockholders.

STOCK OPTION REPRICING

     On October 5, 1998, the Board of Directors offered all employees (except the named officers below) and certain consultants holding options to purchase Common Stock of the Company at exercise prices greater than $4.00 per share, the opportunity to reprice their options to the fair market value of the Company's Common Stock as of the closing of the stock market on October 19, 1998 ($2.9375). On October 5, 1998, the Board of Directors also offered Leland F. Wilson, Neil Gesundheit, Terry M. Nida, Carol D. Karp and William L. Smith the option to reprice (i) one-half of the options to purchase Common Stock of the Company at exercise prices greater than $4.00 per share, to the fair market value of the Company's Common Stock as of the closing of the stock market on October 19, 1998 ($2.9375), and (ii) one-half of the options to purchase Common Stock of the Company at exercise prices greater than $4.00 per share, to one hundred fifty percent of the fair market value of the Company's Common Stock as of the closing of the stock market on October 19, 1998 ($4.4063). The stock option repricing was an acknowledgment of the importance to the Company of its employees and of the incentive to employees represented by stock options, especially in considering alternative opportunities. The Board considered such factors as the competitive environment for obtaining and retaining qualified employees and the overall benefit to the stockholders from a highly motivated group of employees.

     The following table sets forth, as to all executive officers of the Company, certain information concerning the repricing of all such officers' options since the Company's inception.

                                                                                                   LENGTH OF
                                                                                                    ORIGINAL
                                NUMBER OF                                                         OPTION TERM
                                SECURITIES                  MARKET       EXERCISE        NEW      REMAINING AT
                                UNDERLYING    ORIGINAL     PRICE AT    PRICE AT TIME   EXERCISE     DATE OF
 NAME AND PRINCIPAL POSITION     OPTIONS     GRANT DATE    REPRICING   OF REPRICING     PRICE      REPRICING
 ---------------------------    ----------   ----------    ---------   -------------   --------   ------------
Leland F. Wilson,                125,000      10/13/94      $2.9375      $ 6.5625      $2.9375     5.98 Yrs.
President, Chief Executive
  Officer                        125,000      10/13/94      $2.9375      $ 6.5625      $4.4063     5.98 Yrs.
and Director                      60,000       1/17/95      $2.9375      $ 6.7500      $2.9375     6.24 Yrs.
                                  60,000       1/17/95      $2.9375      $ 6.7500      $4.4063     6.24 Yrs.
                                  60,000        1/2/96      $2.9375      $15.0000      $2.9375     7.20 Yrs.
                                  60,000        1/2/96      $2.9375      $15.0000      $4.4063     7.20 Yrs.
                                  44,999      12/11/96      $2.9375      $16.7500      $2.9375     8.15 Yrs.
                                  44,999      12/11/96      $2.9375      $16.7500      $4.4063     8.15 Yrs.
                                  50,000       12/8/97      $2.9375      $21.6250      $2.9375     9.14 Yrs.
                                  50,000       12/8/97      $2.9375      $21.6250      $4.4063     9.14 Yrs.
                                 -------
                                 679,998
                                 =======

                                                                                                   LENGTH OF
                                                                                                    ORIGINAL
                                NUMBER OF                                                         OPTION TERM
                                SECURITIES                  MARKET       EXERCISE        NEW      REMAINING AT
                                UNDERLYING    ORIGINAL     PRICE AT    PRICE AT TIME   EXERCISE     DATE OF
 NAME AND PRINCIPAL POSITION     OPTIONS     GRANT DATE    REPRICING   OF REPRICING     PRICE      REPRICING
 ---------------------------    ----------   ----------    ---------   -------------   --------   ------------
Neil Gesundheit, M.D.,            20,718       1/17/95      $2.9375      $ 6.7500      $2.9375     6.24 Yrs.
Vice President, Clinical
  Research                        20,718       1/17/95      $2.9375      $ 6.7500      $4.4063     6.24 Yrs.
and Chief Medical Officer         25,000        1/2/96      $2.9375      $15.0000      $2.9375     7.20 Yrs.
                                  25,000        1/2/96      $2.9375      $15.0000      $4.4063     7.20 Yrs.
                                  20,000      12/11/96      $2.9375      $16.7500      $2.9375     8.15 Yrs.
                                  20,000      12/11/96      $2.9375      $16.7500      $4.4063     8.15 Yrs.
                                  17,500       12/8/97      $2.9375      $21.6250      $2.9375     9.14 Yrs.
                                  17,500       12/8/97      $2.9375      $21.6250      $4.4063     9.14 Yrs.
                                 -------
                                 166,436
                                 =======
Terry M. Nida,                    46,875       12/1/95      $2.9375      $11.8750      $2.9375     7.12 Yrs.
Vice President,                  103,125       12/1/95      $2.9375      $11.8750      $4.4063     7.12 Yrs.
Worldwide Marketing and           30,000      12/11/96      $2.9375      $16.7500      $2.9375     8.15 Yrs.
Corporate Development             26,250       12/8/97      $2.9375      $21.6250      $2.9375     9.14 Yrs.
                                 -------
                                 206,250
                                 =======
Carol D. Karp,                    25,000        9/2/97      $2.9375      $28.2500      $2.9375     8.87 Yrs.
Vice President, Regulatory
  Affairs                         25,000        9/2/97      $2.9375      $28.2500      $4.4063     8.87 Yrs.
                                   6,562       12/8/97      $2.9375      $21.6250      $2.9375     9.14 Yrs.
                                   6,563       12/8/97      $2.9375      $21.6250      $4.4063     9.14 Yrs.
                                 -------
                                  63,125
                                 =======
William L. Smith,
Vice President,
Research and Development(1)

---------------
(1) Options to purchase 145,000 shares of Common Stock of the Company were repriced but all such options were subsequently cancelled upon the termination of Mr. Smith's employment in 1998.

SUMMARY

     The Committee believes that the Company's compensation policy as practiced to date by the Committee and the Board has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. The Company's compensation policy will evolve over time as the Company attempts to achieve the many short-term challenges it faces while maintaining its focus on building long-term stockholder value.

                                          Respectfully submitted,

                                          The Compensation Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company. The Committee also administers various incentive compensation and benefit plans. In fiscal year 1998, the Committee consisted of Richard L. Casey (Chairman), Elizabeth A. Fetter and director Smith. Mr. Wilson, who is President and Chief Executive Officer of the Company, participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants to the Company, except that Mr. Wilson is excluded from discussions regarding his own salary and incentive compensation.

CORPORATE PERFORMANCE GRAPH

     The following graph shows a comparison of total stockholder return for holders of the Company's Common Stock from April 7, 1994, the date of the Company's initial public offering, through December 31, 1998 compared with The NASDAQ Stock Market and NASDAQ Pharmaceutical Stocks. This graph is presented pursuant to SEC rules. The Company believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of medical technology stocks like VIVUS are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other medical technology stocks.

    COMPARISON OF TOTAL RETURNS OF VIVUS, INC., THE NASDAQ STOCK MARKET AND
                          NASDAQ PHARMACEUTIAL STOCKS

                                                                             THE NASDAQ STOCK MARKET      NASDAQ PHARMACEUTICAL
                                                       VIVUS, INC.                    -U.S.              STOCKS - U.S. & FOREIGN
                                                       -----------           -----------------------     -----------------------
4/7/94                                                   100.000                     100.000                     100.000
4/29/94                                                  103.390                      96.990                      95.991
5/31/94                                                   94.915                      97.228                      94.693
6/30/94                                                   94.915                      93.672                      87.297
7/29/94                                                   93.220                      95.595                      89.938
8/31/94                                                   93.220                     101.690                      99.697
9/30/94                                                   88.136                     101.430                      98.321
10/31/94                                                  89.831                     103.423                      94.961
11/30/94                                                  89.831                      99.992                      95.380
12/30/94                                                 103.390                     100.271                      92.289
1/31/95                                                   89.831                     100.844                      97.677
2/28/95                                                  101.695                     106.177                     101.368
3/31/95                                                  116.949                     109.325                      99.919
4/28/95                                                   88.136                     112.770                     102.726
5/31/95                                                   77.153                     115.678                     104.020
6/30/95                                                  101.695                     125.053                     116.208
7/31/95                                                  103.390                     134.246                     126.213
8/31/95                                                  162.712                     136.967                     141.141
9/29/95                                                  139.837                     140.116                     145.202
10/31/95                                                 137.288                     139.307                     139.714
11/30/95                                                 176.271                     142.578                     146.730
12/29/95                                                 211.864                     141.819                     169.269
1/31/96                                                  191.105                     142.517                     184.081
2/29/96                                                  170.346                     147.941                     180.523
3/29/96                                                  210.169                     148.428                     176.125
4/30/96                                                  205.085                     160.739                     185.229
5/31/96                                                  200.854                     168.120                     191.501
6/28/96                                                  222.034                     160.542                     171.092
7/31/96                                                  247.458                     146.225                     152.541
8/30/96                                                  237.288                     154.418                     163.595
9/30/96                                                  257.627                     166.228                     175.019
10/31/96                                                 227.119                     164.392                     167.120
11/29/96                                                 233.058                     174.554                     164.737
12/31/96                                                 245.763                     174.397                     169.796
1/31/97                                                  413.559                     186.791                     184.074
2/28/97                                                  374.576                     176.460                     185.264
3/31/97                                                  271.186                     164.937                     161.258
4/30/97                                                  250.427                     170.094                     151.699
5/30/97                                                  277.125                     189.370                     174.560
6/30/97                                                  322.888                     195.170                     174.089
7/31/97                                                  405.085                     215.770                     179.045
8/29/97                                                  362.712                     215.441                     176.917
9/30/97                                                  508.475                     228.173                     195.281
10/31/97                                                 357.627                     216.360                     185.341
11/28/97                                                 303.390                     217.443                     179.575
12/31/97                                                 144.068                     213.955                     175.322
1/31/98                                                  200.854                     220.704                     173.648
2/28/98                                                  157.627                     241.426                     179.334
3/31/98                                                  159.322                     250.343                     192.723
4/30/98                                                  144.068                     254.593                     187.970
5/31/98                                                  125.424                     240.619                     181.503
6/30/98                                                   81.776                     257.591                     178.622
7/31/98                                                   89.831                     254.871                     180.164
8/31/98                                                   40.678                     204.900                     138.005
9/30/98                                                   47.037                     233.200                     169.028
10/31/98                                                  38.563                     242.730                     180.161
11/30/98                                                  41.098                     266.642                     188.917
12/31/98                                                  35.173                     300.766                     224.424

                                 PROPOSAL TWO:

                         CONFIRMATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

PROPOSAL

     The Board has selected Arthur Andersen LLP to audit the consolidated financial statements of the Company for the year ending December 31, 1999 and recommends that the stockholders confirm the selection. In the event of a negative vote, the Board will reconsider its selection. Representatives of Arthur Andersen LLP are expected to be present at the meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Confirmation of the appointment of Arthur Andersen LLP as the Company's independent public accountants requires the affirmative vote of a majority of the Votes Cast.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

     It is important that your stock be represented at the meeting, regardless of he number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the enclosed envelope at your earliest convenience.

PROXY                                                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  VIVUS, INC.

               1999 ANNUAL MEETING OF STOCKHOLDERS - JUNE 8, 1999

     The undersigned stockholder of VIVUS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated April 28, 1999, and the 1998 Annual Report to Stockholders and hereby appoints Leland F. Wilson and Richard Walliser, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of VIVUS, INC. to be held on June 8, 1999, at 10:00 a.m., local time, at the Company's principal executive offices which are located at 605 East Fairchild Drive, Mountain View, California 94043 and at any adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NOT CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                 (Continued and to be signed on reverse side.)

                                  VIVUS, INC.
    PLEASE MARK VOTE ON OVAL IN THE FOLLOWING MANNER USING DATED MARK ONLY

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

                                           For  Withhold  For All                                            For  Against  Abstain
1. Election of Directors                   All    All     Except    2. Proposal to ratify the appointment    / /    / /      / /
   If you wish to withhold authority to    / /    / /       / /        of Arthur Anderson LLP a the Inde-
   vote for any integral nominees, strike                              pendent Public Accountants of the
   a line through that nominee's name in                               Company for fiscal 1999:
   the line below.                                                                                           For  Against  Abstain
                                                                    3. To transact such other business      / /    / /      / /
2. Virgil A. Place, M.D., Leland F. Wilson,                            in their discretion, and may properly
   Mark B. Logan, Linda M. Shortliffe, M.D.                            come before the Meeting or any ad-
   Mario M. Rosati and Joseph E. Smith                                   journments thereof.

--------------------------------------------------------------------------------   Either of such attorneys of substitutes shall
                                                                                   have and may exercise all of the powers of said
                        THIS SPACE RESERVED FOR ADDRESSING                         attorneys-in-fact thereunder.
                             (key lines do not print)

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This Proxy should be marked, dated and signed by the stockholders exactly as his, her or its her or his name appears hereon, and returned properly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.


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                                                - FOLD AND DETACH HERE -

                    PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE

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